Exhibit 23.2

Consent of PMB Helin Donovan, LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-104308) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended, the Registration Statement (Form S-8 Number 333-61048) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended and the PhotoWorks, Inc. Individual Nonqualified Option Agreements, the Registration Statement (Form S-8 Number 333-37698) pertaining to PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, the Registration Statement (Form S-8 Number 333-95277) pertaining to the PhotoWorks, Inc. 1999 Employee Stock Option Plan, the Registration Statement (Form S-8 Number 33-24107) pertaining to the PhotoWorks, Inc. Incentive Stock Option Plan, the Registration Statement (Form S-8 Number 33-36020) pertaining to the PhotoWorks, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 Number 33-69530) pertaining to the PhotoWorks, Inc. 1993 Employee Stock Purchase Plan, and the Registration Statement (Form S-8 Number 333-132758) pertaining to options granted to Philippe Sanchez, of our report dated December 29, 2006, with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 30, 2007.

/s/ PMB Helin Donovan, LLP

Seattle, Washington

December 21, 2007